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                                                                    Exhibit 21.1

                  Subsidiaries of Titanium Metals Corporation

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
                                                   Jurisdiction of
                                                   Incorporation or          % of Voting
Name of Corporation                                Organization              Securities Held
Titanium Metals Corporation                        Delaware
   Titanium MC Limited                             United Kingdom             100
   TMCA International, Inc.                        Delaware                   100
   TIMET Savoie, S.A.                              France                      57.71
   TIMET UK, Ltd                                   United Kingdom             100
      TIMET UK (Export) Ltd                        United Kingdom             100
      TIMET Savoie, S.A.                           France                      12.29
         TIMET France, S.A.R.L.                    France                     100
         TIMET Paris, S.A.R.L.                     France                     100
      TIMET Deutschland, GmbH                      Germany                    100
         TISTO Titan und Sonderlegierungen,
              GmbH                                 Germany                    100
    TIMET Castings Corporation                     Oregon                     100
    Titanium Hearth Technologies, Inc.             Delaware                   100
         Titanium Hearth Technologies              Pennsylvania                49.5
      TIMET Hearth Melting Corporation             Colorado                   100
         Titanium Hearth Technologies              Pennsylvania                50.5
    MZI, LLC                                       Oregon                      33  1/3
    TIMET Capital Trust I                          Delaware                   100
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